EXHIBIT 21.1
AIR T, INC.

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES

Percent Ownership
Air T Global Leasing, LLC, a North Carolina limited liability company	100%
CSA Air, Inc., a North Carolina corporation	100%
Global Ground Support, LLC, a North Carolina limited liability company	100%
Mountain Air Cargo, Inc., a North Carolina corporation	100%
Space Age Insurance Company, a Utah corporation	100%
Stratus Aero Partners LLC, a Delaware limited liability company	100%
Jet Yard, LLC, an Arizona limited liability company	100%
Jet Yard Solutions, LLC, an Arizona limited liability company	100%
AirCo, LLC, a North Carolina limited liability company	100%
AirCo 1, LLC, a Delaware limited liability company	100%
AirCo Services, LLC, a North Carolina limited liability company	100%
Contrail Aviation Support, LLC, a North Carolina limited liability company	79%
Contrail Aviation Leasing, LLC, a Wisconsin limited liability company	100%
BCCM Inc, a Delaware Corporation	100%
BCCM Advisors, LLC, a Delaware limited liability company	100%
BCCM Services, LLC, a Delaware limited liability company	100%
Graphoptix, LLC, a Minnesota limited liability company	100%
Delphax Solutions, Inc., an Ontario Corporation	100%
Delphax Technologies Inc., a Minnesota Corporation	67%*
Delphax Technologies S.A.S., a France joint stock company	**
Worthington Aviation, LLC, a North Carolina limited liability company	100%
Ambry Hills Technologies, LLC, a Minnesota limited liability company	100%
Air'Zona Acquisition, LLC, an Arizona limited liability company	100%
Air'Zona Aircraft Services, Inc., an Arizona Corporation	100%
Air T Ag Lending, LLC, a Minnesota limited liability company	100%
Farmland Credit FR, LLC, a Minnesota limited liability company	100%
Farmland Credit AV, LLC, a Minnesota limited liability company	100%

*	Percent ownership assumes conversion by Air T of all shares of Series B Preferred Stock of Delphax Technologies Inc. into shares of common stock of Delphax Technologies Inc.
**	Wholly owned subsidiary of Delphax Technologies Inc.

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